Exhibit 99.1

GPS Global Tracking & Surveillance System Ltd.
(A Development Stage Company)

Consolidated Financial Statements
As of September 30, 2013

GPS Global Tracking & Surveillance System Ltd. (A Development Stage Company)

INDEX

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheet	2
Consolidated Statements of Comprehensive Loss	3
Consolidated Statements of Changes in Shareholder's Deficit	4
Consolidated Statements of Cash Flows	5

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS	6-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
GPS Global Tracking & Surveillance System Ltd. (A Development Stage Company)

We have audited the accompanying consolidated balance sheet of GPS Global Tracking & Surveillance System Ltd. (A Development Stage Company) (the “Company”) as of September 30, 2013 and the related consolidated statements of comprehensive loss, changes in shareholder's deficit and cash flows for the year then ended and for the period from July 31, 2008 (inception) through September 30, 2013. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidences supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of GPS Global Tracking & Surveillance System Ltd. as of September 30, 2013 and the consolidated results of operations for the year then ended and for the period from July 31, 2008 (inception) through September 30, 2013 in conformity with accounting principles generally accepted in the United States of America.

June 13, 2014
Tel Aviv, Israel
                                                              /s/ Ziv Haft
Ziv Haft

Certified Public Accountants (Isr.)
BDO Member Firm

GPS Global Tracking & Surveillance System Ltd. (A Development Stage Company)
Consolidated Balance Sheet

September 30,
2013
(in thousands)
ASSETS
CURRENT ASSETS:
Inventory	$12
Other current assets	16
Total Current Assets	28

NON-CURRENT ASSETS:
Property and equipment, Net	58
Monitoring equipment, Net	63
Severance pay funds	11
Total Non- Current Assets	132

Total Assets	160

LIABILITIES & SHAREHOLDER'S DEFICIT:
CURRENT LIABILITIES:
Banks' lines of credit and loan	143
Accrued payroll and other compensation related accruals	72
Accounts payable and accrued expenses	170
Accounts payable and accrued expenses of GPS Albania	66
Due to Shareholder and his wholly owned entities	2,062
Total Current Liabilities	2,513

ACCRUED SEVERANCE PAY	47
Total Liabilities	2,560

SHAREHOLDER'S DEFICIT
100 Ordinary shares of NIS1 ($0.3) par value, authorized, issued and outstanding	*
Accumulated other comprehensive loss during the development stage	(151)
Accumulated losses during the development stage	(2,249)

Total Shareholders' Deficit	(2,400)
Total Liabilities and Shareholder's Deficit	$160

* Less than 1 thousand

The accompanying notes are an integral part of the consolidated financial statements.

GPS Global Tracking & Surveillance System Ltd. (A Development Stage Company)
Consolidated Statements of Comprehensive Loss

	Year ended September 30, 2013	Period from July 31, 2008 through September 30, 2013
	(in thousands)

Revenues	$350	$544
Cost of revenues	242	344
Gross profit	108	200
Research and development expenses	489	1,129
Sales and marketing expenses	170	354
General and administrative expenses	329	935
Operating loss	880	2,218
Interest expenses	15	31
Net loss	895	2,249
Other comprehensive loss - currency translation adjustments	216	151
Comprehensive loss	$1,111	$2,400

The accompanying notes are an integral part of the consolidated financial statements.

GPS Global Tracking & Surveillance System Ltd. (A Development Stage Company)
 Consolidated Statements of Changes in Shareholder's Equity (Deficit)

	Ordinary Shares			Accumulated losses during the development stage	Accumulated other comprehensive income (loss) during the development stage	Total
	Number	(in thousands)

Balance as of July 31, 2008 (inception)	-		$-	$-	$-	$-

Issuance of ordinary shares	100		*			*
Net loss for the period				(1,354)		(1,354)
Other comprehensive income					65	65
Balance as of September 30, 2012	100		*	(1,354)	65	(1,289)

Net loss for the year			-	(895)		(895)
Other comprehensive loss			-		(216)	(216)

Balance as of September 30, 2013	100	$	*	$(2,249)	$(151)	$(2,400)

* Less than 1 thousand

The accompanying notes are an integral part of the consolidated financial statements.

GPS Global Tracking & Surveillance System Ltd. (A Development Stage Company)
Consolidated Statements of Cash Flows

	Year ended September 30, 2013	Period from July 31, 2008 through September 30, 2013
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(895)	$(2,249)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	59	131
Capital loss from sale of vehicle	5	5
Changes in operating assets and liabilities:
Decrease (increase) in other current assets	20	(13)
Decrease (increase) in inventory	120	(11)
Increase in accrued payroll and other compensation related accruals	49	68
Increase in accounts payable and accrued expenses	10	225
Increase (decrease) in due to Shareholder	(21)	189
Increase in accrued severance pay, net	6	34
Total Adjustments	248	628
Net Cash Used In Operating Activities	(647)	(1,621)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of monitoring equipment and property and equipment	(84)	(314)
Proceeds from sale of vehicle	62	62
Net Cash Used In Investing Activities	(22)	(252)

CASH FLOWS FROM FINANCING ACTIVITIES:
Banks' lines of credit and loan, net	24	134
Proceeds net of repayments due to Shareholder and his wholly owned entities	645	1,739
Net Cash Provided By Financing Activities	669	1,873
Net Change In Cash	-	-
CASH AT BEGINNING OF THE PERIOD	-	-
CASH AT END OF THE PERIOD	$-	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid:
Interest and banks' charges	$14	$30

The accompanying notes are an integral part of the consolidated financial statements.

GPS Global Tracking & Surveillance System Ltd. (A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 1 - General

a.
GPS Global Tracking & Surveillance System Ltd. (the "Company") was incorporated in Israel on July 31, 2008. The Company develops products for locating, tracking, tracing, monitoring and surveillance solutions of offenders, vehicles, facilities and human resources and specializes in developing innovative products using advanced technologies and tailored turn-key solutions for its customers worldwide. The Company has been engaged primarily in research and development of its products and has had limited operations to date, as such, its ability to continue to operate is dependent on the completion of the development of its products, the ability to market and sell its products and additional financing until profitability is achieved, therefore it is considered as a development stage company. The Company was wholly owned by its founder, an Israeli resident who is also its Chairman and Chief Executive Officer (the "Shareholder").

b.
On March 12, 2014, SecureAlert, Inc. ("SA"), a Utah (United States of America) corporation (SA operates also internationally in the business of tracking and surveillance systems and monitoring services) which its common stock is currently quoted on the OTC Markets (OTCQB) signed an agreement with the Company and its Shareholder, to purchase the outstanding stock of the Company and certain amounts due to him and its wholly owned entities by the Company (“Agreement”). Pursuant to the Agreement, on March 17, 2014, SA acquired aggregated amounts of $188,596 due to the Shareholder's wholly owned entities. On April 1, 2014, the acquisition by SA was completed and the outstanding shares of the Company were purchased from the Shareholder as well as aggregated amounts of NIS6,901,293 ($1.976 million) due to him by the Company. Additionally pursuant to the Agreement, SA committed to provide the Company up to $3 million to fund its operations of which NIS2 million ($576 thousand) was funded in on March 17, 2014 and additional $100 thousand up to June 12, 2014. Further, SA committed not to call for a repayment of all the outstanding debts mentioned above for at least 12 months from June 12, 2014. On April 1, 2014, SA and the Company entered into an employment agreement with the Shareholder for a period of at least two years.

c.
The Company had Shareholder's deficit and negative working capital amounted to $2.4 and $2.485 million, respectively, as of September 30, 2013. The Company incurred net losses and comprehensive loss for the year ended September 30, 2013 amounted to $895 and $1.111 million, respectively. The Company also incurred accumulated losses and accumulated comprehensive loss for the period from July 31, 2008 (inception) and through September 30, 2013 amounted to $2.249 million and $2.4 million, respectively. In addition, the Company incurred negative cash flows from operations of $647 thousands and $1.621 million for the year ended September 30, 2013 and for the period from July 31, 2008 (inception) through September 30, 2013, respectively. In order to fund its marketing and research and development activities, the Company will rely on financing expected to be received from SA as mentioned above which undertook to support the Company for at least the next 12 months from the approval date of these consolidated financial statements. Therefore, the Company’s consolidated financial statements have been presented on a basis that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business and assumes that the Company will continue as a going concern.

NOTE 1 - General (Cont.)

d.
In connection with the preparation of the consolidated financial statements and in accordance with authoritative guidance for subsequent events, the Company evaluated subsequent events after the balance sheet date as of September 30, 2013, through June 13, 2014, the date on which the consolidated financial statements were issued.

NOTE 2 - Summary of Significant Accounting Policies

a.	Basis of Presentation
The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position, results of operations and cash flows for the period presented.

b.	Principles of Consolidation
In October 2012, the Company and the Shareholder established GPS Global sh.p.k, a new local entity in Albania ("GPS Albania") to execute on behalf of the Company a pilot project over there. GPS Albania has been wholly owned by the Shareholder. The Company concluded that GPS Albania is a variable interest entity ("VIE") and that the Company is its primary beneficiary, given the significant influence on its operations among other factors.

The consolidated financial statements include the accounts of the Company and GPS Albania. All intercompany accounts and transactions have been eliminated in consolidation.

c.	Use of estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors and adjusts such estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates.

d.	Foreign Currency
The functional currency of the Company is the New Israeli Shekel ("NIS"). The functional currency of GPS Albania is Lek. The consolidated financial statements have been prepared based on a translation into the U.S. Dollar ("$" or "Dollar") under the principles prescribed in ASC Topic 830 "Foreign Currency Matters". Assets and liabilities are translated at year-end exchange rates, while revenues and expenses are translated at the reporting periods' average exchange rates, as applicable. As of September 30, 2013 the Dollar/NIS and Dollar/Lek exchange rates were NIS3.537 and Lek102.7, respectively. The Dollar/NIS average exchange rates for the year ended September 30, 2013 and for the period from July 31, 2008 (inception) through September 30, 2013 were NIS3.633 and NIS3.746, respectively. The Dollar/Lek average exchange rate for the year ended September 30, 2013 was Lek104.9. Differences resulting from such translation are presented as "Other comprehensive loss" in the consolidated statements of comprehensive loss and "Accumulated other comprehensive income (loss) during the development stage" in the consolidated statements of changes in Shareholder's deficit.

  NOTE 2 - Summary of Significant Accounting Policies (Cont.)

All amounts are presented in Dollars rounded to the nearest thousand, unless otherwise indicated.

e.	Related Parties
Related Parties include principal owners and management, their close relatives and entities controlled by them. A principal owner is a beneficial owner of more than 10% of the voting interests and management includes board members.

f.	Revenue Recognition
The Company recognizes revenues when: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Revenues are recorded net of returns and discounts, which are estimated at the time of shipment based upon historical data. Shipping and handling fees charged to customers are included as part of net revenues. The related freight costs and supplies directly associated with shipping products to customers are included as a component of cost of revenues.

The Company’s revenues have been from two sources: (i) monitoring services; and (ii) product sales:

Monitoring services include arrangements in which the Company leases devices to distributors or end users, while retaining ownership of the leased devices, and provides monitoring services to such devices over the lease period. In such arrangements, the Company recognizes revenues ratably over the lease period.

Product sales include arrangements in which the Company sells its monitoring devices with no corresponding monitoring services.

g.	Inventory
Inventory consists of raw materials that are used in manufacturing of monitoring electronic devices and completed devices which have not been leased on to customers under capital lease arrangements.

Inventory is valued at the lower of the cost or market. Cost is determined using the first-in, first-out (“FIFO”) method. Market is determined based on the estimated net realizable value, which generally is the item selling price. Inventory is periodically reviewed in order to identify obsolete or damaged items or impaired values. The Company impaired its inventory by approximately $12 thousand during the year ended September 30, 2013 and the period from July 31, 2008 (inception) through September 30, 2013.

NOTE 2 - Summary of Significant Accounting Policies (Cont.)

h.	Property and Equipment
Property and equipment are stated at cost less accumulated depreciation and amortization. Upon the retirement or disposition of property and equipment, the related costs and accumulated depreciation is removed and any related gain or loss is recorded in the statements of comprehensive loss. Repairs and maintenance that do not extend the life or improve an asset are expensed in the periods incurred.

Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, at the following annual rates:
	%	Useful life (years)
Electronic & other equipment	15-25	4-6.67
Computers & related equipment	33	3
Office furniture	7	14

i.	Monitoring Equipment
Monitoring equipment includes electronic devices under capital lease arrangements with customers, and stated at cost less accumulated depreciation. Upon the retirement or disposition of monitoring equipment, the related costs and accumulated depreciation is removed and any related gain or loss is recorded in the statements of comprehensive loss. Repairs and maintenance that do not extend the life or improve an asset are expensed in the periods incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of 3 years.

j.	Impairment of Long-Lived Assets
The Company evaluates its long-lived assets for indicators of possible impairment when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Impairment exists if the carrying amounts of such assets exceed the estimates of future net undiscounted cash flows expected to be generated by such assets. Should impairment exist, the impairment loss would be measured based on the excess carrying value of the asset over the asset’s estimated fair value. As of September 30, 2013, the Company has not written down any of its property and equipment as a result of impairment.

k.	Research and Development Expenses
Research and development expenses are charged to operations as incurred.

l.	Income Taxes
The Company accounts for income taxes in accordance with ASC 740, Income Taxes. ASC 740 prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between the financial reporting and tax bases of assets and liabilities and for carryforward losses deferred taxes are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

The Company applies ASC 740 for accounting for uncertainty in income tax positions. ASC 740 contains a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement.

NOTE 3 - Property and Equipment, Net

Composition:

	As of September 30, 2013 (in thousands)
		Electronic	Computers
	Office	&	&
	furniture	other equipment	related equipment	Total
	(in thousands)
Cost	$8	$100	$21	$129
Accumulated Depreciation	(2)	(49)	(20)	(71)
	$6	$51	$1	$58

NOTE 4 - Monitoring Equipment, Net

September 30 2013
(in thousands)

Cost	$87
Accumulated Depreciation	(24)
$63

GPS Global Tracking & Surveillance System Ltd. (A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 5 - Banks' Lines of Credit and Loan

As of September 30, 2013, the Company had an outstanding short term bank loan amounted to $73 thousands bearing an annual interest rate of Prime + 4.5%, which was repaid on October 2, 2013.

In addition, the Company has lines of credit with banks as follow:

		September 30
		2013
		(in thousands)
	Annual interest rate	Credit line	Balance

Bank	7.75%-10.25%	$29	$40
Other Bank	8.75%-11.5%	29	30
		$58	$70

NOTE 6 - Related Parties

The following are balances and transactions with the Shareholder and his wholly owned entities:

September 30
2013
(in thousands)

LineBit Systems Ltd.	$161
Eytanim Building and Infrastructure Ltd.	5
Accrued payroll	44
Loans	1,711
Accumulate payments made by Shareholder to various vendors on behalf of the Company	141
$2,062

	Year ended September 30, 2013	Period from July 31, 2008 through September 30, 2013
	(in thousands)

Research and development expenses	$25	$65
General and administrative expenses	25	65
	$50	$130

GPS Global Tracking & Surveillance System Ltd. (A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 7 - Income Tax

The Company is subject to Israeli corporate tax. The tax rates in the years 2008, 2009, 2010, 2011, 2012 and 2013 were 27%, 26%, 25%, 24%, 25%, 25%, respectively and is 26.5% in 2014 and will be so thereafter.

As of September 30, 2013, the Company had carryforward losses amounted to approximately $2,183 reflecting a potential deferred tax asset of $500 in which a full valuation allowance provided for.
The Company has final tax assessments for the year 2008.